United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$914,890
Unrealized Gain (Loss) on Market Value of Futures	(1,240,410)
Dividend Income	1,542
Interest Income	500
ETF Transaction Fees	1,400
Total Income (Loss)	$(322,078)

Expenses
General Partner Management Fees	$44,160
SEC & FINRA Registration Expense	10,113
Tax Reporting Fees	9,827
Audit Fees	7,192
NYMEX License Fee	1,104
Brokerage Commissions	941
Non-interested Directors' Fees and Expenses	916
Prepaid Insurance Expense	722
Total Expenses	$74,975
Net Income (Loss)	$(397,053)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/13	$94,418,847
Withdrawals (450,000 Units)	(18,158,828)
Net Income (Loss)	(397,053)

Net Asset Value End of Month	$75,862,966
Net Asset Value Per Unit (1,950,000 Units)	$38.90

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612